Exhibit 10.2

RESOLUTE HOLDINGS MANAGEMENT, INC.
2025 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by Resolute Holdings Management, Inc. (the “Company” and together with its Affiliates, the “Company Group”) to [•] (the “Participant”).

RECITALS

The Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Administrator has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.              Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [•] restricted stock units, subject to the restrictions set forth below and in the Plan (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right of the Participant to receive a share of common stock of the Company, par value $0.0001 per share (“Company Stock”), an amount of cash based on the value of a share of Company Stock, or any combination of the foregoing, as determined by the Administrator, if and when the specified conditions in Section 3 below are met, and on the applicable payment date set forth in Section 5 below.

2.              Restricted Stock Unit Account. Restricted Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Restricted Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Restricted Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Restricted Stock Units recorded in the Restricted Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Restricted Stock Unit account established for the Participant.

3.              Vesting.

(a)            Subject to the terms of this Section 3, the Restricted Stock Units shall become vested according to the following dates (each, a “Vesting Date”), provided that the Participant continues to provide Services to the Company Group from the Date of Grant until the applicable Vesting Date:

Vesting Date	Number of Vested Restricted Stock Units
___________________	__________
___________________	__________
___________________	__________
___________________	__________
___________________	__________

(b)            The vesting of the Restricted Stock Units shall be cumulative, but shall not exceed 100% of the Restricted Stock Units. If the foregoing schedule would produce a fractional Restricted Stock Unit, the number of Restricted Stock Units that vest shall be rounded down to the nearest whole Restricted Stock Unit and the fractional Restricted Stock Unit will be accumulated so that the resulting whole Restricted Stock Unit will be included in the number of Restricted Stock Units that become vested on the last Vesting Date.

(c)            In the event of a Change in Control before all of the Restricted Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Change in Control shall apply to the Restricted Stock Units, and, in the event of a Change in Control, the Administrator may take such actions with respect to the vesting of the Restricted Stock Units as it deems appropriate pursuant to the Plan.

4.              Termination of Restricted Stock Units. If the Participant ceases to provide Services to the Company Group for any reason before all of the Restricted Stock Units vest, any unvested Restricted Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of Service. No payment shall be made with respect to any unvested Restricted Stock Units that terminate as described in this Section 4.

5.              Payment of Restricted Stock Units and Tax Withholding.

(a)            If and when the Restricted Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Restricted Stock Unit, or an amount of cash equal to the value of a share of Company Stock for each vested Restricted Stock Unit, or a combination of the foregoing, subject to applicable tax withholding obligations. Subject to Sections 5(b) and 13 below, payment shall be made in accordance with the terms set forth in Section 9(f) of the Plan.

(b)            All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At such time as the Administrator may determine in its discretion under the Plan, at the time of payment in accordance with Section 5(a) above, or if applicable, at the time the Restricted Stock Units vest, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment of the Restricted Stock Units. To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the Restricted Stock Units.

2

(c)            The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Administrator shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6.              No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Restricted Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Restricted Stock Units. Notwithstanding the foregoing, the Administrator, in its sole discretion, may grant to the Participant dividend equivalents on the shares underlying the Restricted Stock Units prior to the Vesting Date, which shall be credited to the Restricted Stock Unit account for the Participant and will be paid or distributed in accordance with this Agreement and the Plan.

7.              Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Restricted Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Restricted Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.              No Service or Other Rights. The grant of the Restricted Stock Units shall not confer upon the Participant any right to be retained by or in the Service of the Company Group and shall not interfere in any way with the right of the Company Group to terminate the Participant’s Service at any time. The right of the Company Group to terminate at will the Participant’s Service at any time for any reason is specifically reserved.

9.              Assignment and Transfers. Except as the Administrator may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Stock Units by notice to the Participant, and the Restricted Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

3

10.            Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11.            Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Executive Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12.            Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Restricted Stock Units, and the right to receive and retain any Company Stock or cash payments covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.

13.            Application of Section 409A of the Code. This Agreement is intended to be exempt from Section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A. Notwithstanding the foregoing, if the Restricted Stock Units constitute “deferred compensation” under Section 409A of the Code and the Restricted Stock Units become vested and settled upon the Participant’s termination of Service, payment with respect to the Restricted Stock Units shall be delayed for a period of six months after the Participant’s termination of Service if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Restricted Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of Service. Payments with respect to the Restricted Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the Restricted Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Restricted Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

Resolute Holdings Management, Inc.

Name:
Title:

I hereby accept the award of Restricted Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Administrator with respect to the Restricted Stock Units shall be final and binding.

Participant

Date